                                                                   EXHIBIT 10.10

                              RIVER HOLDING CORP.

                          STOCK SUBSCRIPTION AGREEMENT


          THIS STOCK SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of April 7, 1998 by and between River Holding Corp. ("Holding") and __________________ ("Purchaser").


                                R E C I T A L S:
                                - - - - - - - -


          A. Holding desires to sell to Purchaser, and Purchaser desires to purchase, shares of Common Stock, $0.01 par value per share, of Holding ("Common Stock"), subject to the terms and conditions set forth in this Agreement and Holding's 1998 Employee Stock Subscription Plan. The date on which such sale and purchase occur shall be April 7, 1998 (the "Closing Date").

          B. In order to induce Holding to sell such shares of Common Stock, Purchaser agrees to hold such shares subject to the restrictions and interests created by this Agreement.


                                 A G R E E M E N T:
                                 - - - - - - - - -


          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties agree as follows:

          1.   Sale and Purchase of Stock.  Holding hereby agrees to sell to
               --------------------------
Purchaser, subject to the conditions and restrictions contained in this Agreement, and Purchaser hereby agrees to purchase from Holding, __________ shares (individually, a "Share," and collectively, the "Shares") of Common Stock, at a price of $10.00 per Share, for an aggregate purchase price of $__________ (the "Purchase Price"). The Purchase Price shall be payable by delivery of cash or Purchaser's check in the amount of $__________. Purchaser shall deliver the cash or check to Holding prior to the Closing Date. In connection with the purchase of Shares hereunder, Purchaser acknowledges that he or she has reviewed the memorandum regarding Section 83(b) of the Internal Revenue Code of 1986, as amended, attached hereto as Exhibit A.
                                                     ---------

          2.   Restriction on Transfer of the Shares.  Except as otherwise
               -------------------------------------
provided in Section 5, Purchaser may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Shares, or any right, title or interest therein prior to the earlier of the fifth anniversary of the Closing Date or the consummation of the Initial Public Offering (as defined below) and, thereafter, any Transfer must be in compliance with Sections 4 and 6 hereof. In connection with any public offering (by Holding or any subsidiary) Purchaser agrees to execute a reasonable lock up agreement (for up to 180 days) covering the Shares. Any purported Transfer or Transfers (including involuntary Transfers initiated by operation of legal process) of any of the Shares or any right, title or interest therein, except in strict compliance with the terms and conditions of this Agreement, shall be null and void. The term "Initial Public Offering" shall mean an underwritten public offering which results in gross proceeds to Hudson Respiratory Care Inc. (the "Company") in excess of $25 million from the sale of common stock of the Company.

          3.   Repurchase Option Upon Termination.
               ----------------------------------

               (a) Vesting of Shares.  For purposes of this Agreement, and
                   -----------------
subject to Section 3(b) hereof, the Shares purchased hereunder shall vest in their entirety on the third anniversary of the Closing Date, so that prior to the third anniversary none of the Shares shall be deemed vested and on and after the third anniversary of the Closing Date, all of the Shares shall be deemed vested. For purposes hereof, shares of capital stock or other securities of Holding or any successor or assign of Holding which are issued in respect of, in exchange for or in substitution of the Shares by reason of any stock dividend, stock split, reverse split, recapitalization, reclassification, combination, merger, consolidation or otherwise, including w ithout limitation by reason of
Section 7.4 of that certain Shareholders Agreement among Holding, the Company and certain other signatories thereto (the "Shareholders Agreement), shall be deemed vested at the same time as the underlying Shares on which such shares of capital stock or other securities were issued are deemed vested. Such shares of capital stock or other securities issued in respect of, in exchange for or in substitution of Shares which have not vested shall thereafter vest at the same time as such underlying Shares on which such shares of capital stock or other securities were issued vest.

               (b) Holding's Repurchase Option.  In the event that Purchaser's
                   ---------------------------
employment or other relationship with Holding and all of its directly or indirectly owned subsidiaries (individually, a "Subsidiary," and collectively, the "Subsidiaries") terminates for any reason (including, without limitation, by reason of Purchaser's death, disability, retirement, voluntary resignation or dismissal by Holding or any of its Subsidiaries, with or without Cause (as defined below)), Holding shall have the option (the "Repurchase Option") to purchase from Purchaser all or any portion of the Shares for a period of six months after the effective date of such termination (the effective date of termination is hereinafter referred to as the "Termination Date").

               (c) Repurchase Price.  The purchase price (the "Repurchase
                   ----------------
Price") for each Share to be purchased pursuant to the Repurchase Option shall be equal to (i) the Fair Market Value (as defined below), in the event Purchaser's employment or other relationship with Holding and all of its Subsidiaries terminates by reason of Purchaser's death or disability, (ii) the greater of the Purchase Price or 90% of the Fair Market Value, in the event such employment or other relationship is terminated by Holding or any of its Subsidiaries without Cause or by Purchaser in the event of a Qualifying Resignation (as defined below), (iii) in the event such employment or other relationship is terminated by Purchaser's resignation, other than a Qualifying Resignation, (A) for vested Shares, the greater of the Purchase Price or 80% of the Fair Market Value, and (B) for unvested Shares, the greater of the Purchase Price or Book Value, or (iv) in the event such employment or other relationship is terminated for Cause, (X) for vested Shares, the greater of the Purchase Price or Book Value, and (Y) for unvested Shares, the Purchase Price. As used herein, (i) the "Fair Market Value" shall be the fair market value of a Share as of the date of repurchase by Holding; (ii) the "Book Value" shall be equal to the Purchase Price (subject to adjustment as set forth below) plus the net income or minus the net loss per Share for all shares of Common Stock from the Closing Date to the end of the fiscal quarter immediately preceding the Termination Date, in each case, as determined by the Board of Directors of Holding, acting in good faith, which determination shall be final and binding; (iii) "Cause" shall mean (i) Purchaser's conviction of, or the entry of a pleading of guilty or nolo contendre by Purchaser to, a felony or a crime involving moral turpitude, (ii) Purchaser's material failure to perform his duties required under his employment relationship, material failure to comply with Holding's and/or any Subsidiary's standard policies and procedures generally applicable to employees, or failure to comply with any provision of his employment agreement after having received written notice from Holding and/or a Subsidiary identifying such failure and after having received an opportunity of at least ten (10) days in which to cure the failure so identified by Holding and/or a Subsidiary if such failure is susceptible to cure, (iii) a willful act by Purchaser as a result of which he receives an improper personal benefit at the expense of Holding and/or a Subsidiary, (iv) an act of fraud or dishonesty committed by Purchaser against Holding and/or a Subsidiary, or (v) any other misconduct by Purchaser that is materially injurious to the business or reputation of Holding and/or a Subsidiary; and (iv) "Qualifying Resignation" shall mean a resignation by Purchaser within 60 days after any of the following:
(A) a change of Purchaser's duties and responsibilities which cause Purchaser's position to be one of materially lesser responsibility and scope; or (B) a reduction in Purchaser's base salary. The Repurchase Price for any Shares to be purchased pursuant to the Repurchase Option shall be increased or decreased appropriately to reflect any distribution of stock or other securities of Holding or any successor or assign of Holding which is made in respect of, in exchange for or in substitution of the Shares by reason of any split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. The Repurchase Option shall be exercised by Holding by delivery to Purchaser, within the six-month period specified above, of a written notice specifying (a) the number of Shares to be purchased and (b) a day, which shall not be more than 30 days after the date such notice is delivered, on or before which Purchaser shall surrender the certificate or certificates representing the Shares to be purchased pursuant to the Repurchase Option (duly endorsed in blank for Transfer) at the principal office of Holding in exchange for a check, payable to Purchaser in the amount equal to the Repurchase Price, calculated as provided in this Section 3(c), for all Shares to be purchased. If Purchaser fails to surrender the certificate or certificates evidencing the Shares on or before such date, from and after such date the Shares which Holding elected to repurchase shall be deemed to be no longer outstanding, and Purchaser shall cease to be a stockholder with respect to such Shares and shall have no rights with respect thereto except only the right to receive payment of the Repurchase Price, without interest, upon surrender of the certificate or certificates therefor (with a stock assignment or stock assignments duly endorsed in blank for Transfer).

               (d) Termination of Repurchase Option.  The Repurchase Option
                   --------------------------------
shall terminate upon an Initial Public Offering.

          4.   Right of First Refusal.
               ----------------------

               (a) Sales; Notice.  At any time on or after the fifth anniversary
                   -------------
of the Closing Date, Purchaser may Transfer for cash (and only for such form of consideration) any or all of the Shares to any third party subject to the provisions of this Section 4 and Sections 7(c) and 9(a) hereof. Prior to any such intended Transfer, Purchaser shall first give at least written notice (the "Notice") to Holding specifying (i) Purchaser's bona fide intention to sell such Shares; (ii) the name(s) and address(es) of the proposed transferee(s); (iii) the number of Shares Purchaser proposes to Transfer (individually, an "Offered Share," and collectively, the "Offered Shares"); (iv) the price for which Purchaser proposes to Transfer each Offered Share (the "Proposed Purchase Price"); and (v) all other material terms and conditions of the proposed Transfer.

               (b) Election by Holding.  Within 15 days after receipt of the
                   -------------------
Notice, Holding (or its nominee(s) or assignee(s)) may elect to purchase all but not less than all of the Offered Shares at the price and on the terms and conditions set forth in the Notice by delivery of written notice of such election to Purchaser, specifying a day, which shall not be more than 30 days after such notice is delivered, on or before which Purchaser shall surrender (if Purchaser has not already done so) the certificate or certificates representing the Offered Shares (with a stock assignment or stock assignments duly endorsed in blank for Transfer) at the principal office of Holding. Within 30 days after delivery of such notice to Purchaser, Holding (or its nominee(s) or assignee(s)) shall deliver to Purchaser a check, payable to Purchaser in the amount equal to the product of the Proposed Purchase Price multiplied by the number of Offered Shares (the "First Refusal Price") in exchange for the Offered Shares. If Purchaser fails to so surrender such certificate or certificates on or before such date, from and after such date the Offered Shares shall be deemed to be no longer outstanding, and Purchaser shall cease to be a stockholder with respect to such Shares and shall have no rights with respect thereto except only the right to receive payment of the First Refusal Price, without interest, upon surrender of the certificate or certificates therefor (duly endorsed in blank for Transfer). If Holding (or its nominee(s) or assignee(s)) does not elect to purchase all of the Offered Shares, Purchaser shall be entitled to Transfer the remaining portion of the Offered Shares to the transferee(s) named in the Notice at the Proposed Purchase Price or at a higher price and on the terms and conditions set forth in the Notice; provided, however, that such Transfer must be consummated within 90 days after the date of the Notice and any proposed Transfer after such 90-day period may be made only by again complying with the procedures set forth in this Section 4.

               (c) Termination of Right of First Refusal.  All rights provided
                   -------------------------------------
to Holding under this Section 4 shall terminate upon the consummation of an Initial Public Offering. Upon a Transfer of the Shares pursuant to Section 4(b) hereof, the rights provided Holding under this Section 4 shall terminate with respect to the Shares (and only those Shares) so Transferred.

          5.   Permitted Transfers.  Purchaser may, at any time, Transfer any or
               -------------------
all of the Shares (a) intervivos to Purchaser's spouse or issue, a trust for their benefit or pursuant to any will or testamentary trust or (b) upon Purchaser's death, to any person in accordance with the laws of descent and/or testamentary distribution (such persons are collectively referred to herein as

"Permitted Transferees"). Notwithstanding the foregoing in this Section 5, Shares shall not be Transferred pursuant to this Section 5 until the Permitted Transferee executes a valid undertaking, in form and substance reasonably satisfactory to Holding and the FS Entities (as defined below), to the effect that the Permitted Transferee and the Shares so Transferred shall thereafter remain subject to all of the provisions of this Agreement (including the Repurchase Option) as though the Permitted Transferee were a party to this Agreement, bound in every respect in the same way as Purchaser. Transfers made in accordance with this Section 5 shall not be subject to the provisions of
Section 4 of this Agreement.

          6.   Other Agreements.
               ----------------

               (a) If FS Equity Partners III, L.P., a Delaware limited partnership, FS Equity Partners International, L.P., a Delaware limited partnership, and FS Equity Partners IV, L.P., a Delaware limited partnership (collectively, the "FS Entities"), find a third party buyer for all of the shares of Common Stock (or Company Common Stock, if the FS Entities hold Company Common Stock (as defined below)) held by it (whether such sale is by way of purchase, exchange, merger or other form of transaction), or if Holding finds a third party buyer for all of the shares of Common Stock of the Company ("Company Common Stock") held by it (whether such sale is by way of purchase, exchange, merger or other form of transaction), then at the request of the FS Entities or Holding, Purchaser shall sell all of his or her shares of Common Stock on the same terms and conditions as apply to the sale by Holding of its shares of Company Common Stock or the FS Entities of the Common Stock (or Company Common Stock, if the FS Entities hold Company Common Stock); provided however, that if such buyer is a party other than a corporation whose common stock is publicly-traded, Purchaser shall not be required to accept consideration other than cash.

               (b) If FS Entities find a third-party buyer (other than a permitted transferee of Holding or the FS Entities (as defined in the Shareholders Agreement)), for all or part of the shares of Common Stock (or Company Common Stock, if the FS Entities hold Company Common Stock) held by the FS Entities (whether such sale is by way of purchase, exchange, merger or other form of transaction), the Purchaser shall have the right to sell, on the terms set forth in a written notice (the "Offering Notice") delivered by the FS Entities to the Purchaser describing the terms of the proposed sale (including the minimum sale price for the shares of Common Stock )(or Company Common Stock, if the FS Entities hold Company Common Stock) that the FS Entities plan to sell, that amount of his or her Shares which constitute the same percentage of his or her Shares as the percentage of Common Stock (or Company Common Stock, if the FS Entities hold Company Common Stock) sold by the FS Entities, in the aggregate. Each such right shall be exercisable by delivering written notice to the FS Entities within 15 days after receipt of the Offering Notice. Failure to exercise such right within such 15-day period shall be regarded as a waiver of such rights. The obligations of the FS Entities under this Section 6(b) shall terminate upon an Initial Public Offering. The transactions contemplated by
Section 7.4 of the Shareholders Agreement shall not give rise to any rights of Purchaser under this Section 6(b).

               (c) In addition to the obligations of the Purchaser to sell the Shares pursuant to Section 6(a) above, the Purchaser hereby agrees to exchange or otherwise transfer his or her Shares, in the same manner as the FS Entities exchange or otherwise transfer its shares of Common Stock in connection with the transactions contemplated by Section 7.4 of the Shareholders Agreement. Purchaser hereby consents to any sale, transfer, reorganization, exchange, merger, combination, liquidation, dissolution or other form of transaction described in this Section 6 or as contemplated by Section 7.4 of the Shareholders Agreement and agrees to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale, transfer, reorganization, exchange, merger, combination or other form of transaction. Purchaser further agrees to timely take such other actions as Holding or the FS Entities or the Company may reasonably request in connection with the approval of the consummation of such sale, transfer, reorganization, exchange, merger, combination or other form of transaction, including voting as a stockholder to approve any such sale, transfer, reorganization, exchange, merger, combination or other form of transaction and waiving any appraisal rights that Purchaser may have in connection therewith. The Company shall succeed to all of Holding's rights under this Agreement and the rights of the FS Entities under this Agreement shall remain in full force and effect upon consummation of the transactions contemplated by Section 7.4 of the Shareholders Agreement, and Purchaser shall execute an amendment to this Agreement in form and substance satisfactory to the Company acknowledging the Company's and the FS Entities' rights hereunder. As provided in Section 9(h), this Agreement shall apply to all securities received by Purchaser in exchange for his or her Shares upon consummation of the transactions contemplated by Section 7.4 of the Shareholders Agreement.

               (d) The obligations of Purchaser pursuant to Section 6(a) shall be binding on any transferee of any of the Shares (except a transferee of Shares in a Public Market Sale (as defined below)) and any transfer of any of the Shares shall be void unless a written commitment to be bound by such provisions from such transferee is delivered to Holding and the FS Entities and the Company prior to any transfer. The obligations of Purchaser pursuant to Section 6(a) shall apply to any securities received in substitution or exchange for the Shares. A "Public Market Sale" shall mean any sale of shares of Common Stock into the public market after an Initial Public Offering, which is made pursuant to Rule 144 promulgated under the Act or pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission and shall not include a negotiated private sale transaction or other disposition of shares of Common Stock.

          7.   Investment Representations.  Purchaser represents and warrants to
               --------------------------
Holding as follows:

               (a) Purchaser's Own Account.  Purchaser is acquiring the Shares
                   -----------------------
for Purchaser's own account and not with a view to or for sale in connection with any distribution of the Shares.

               (b) Access to Information.  Purchaser (i) is familiar with the
                   ---------------------
business of Holding and its Subsidiaries; (ii) has had an opportunity to discuss with representatives of Holding and its Subsidiaries the condition of and prospects for the continued operation and financing of Holding and its Subsidiaries and such other matters as Purchaser has deemed appropriate in considering whether to invest in the Shares; and (iii) has been provided access to all available information about Holding and its Subsidiaries requested by Purchaser.

               (c) Shares Not Registered.  Purchaser understands that the Shares
                   ---------------------
have not been registered under the Act or registered or qualified under the securities laws of any state and that Purchaser may not Transfer the Shares unless they are subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption is available which permits Transfers without such registration and qualification.

          8.   Partial Termination.  This Agreement shall terminate with respect
               -------------------
to those Shares which are (a) acquired by Holding pursuant to Section 3(a), upon such acquisition; or (b) acquired by Holding or a third party pursuant to
Section 4 hereof, upon such acquisition; provided, however, that with respect to those Shares that are acquired by a third party, the obligations of Section 6 of this Agreement shall survive such termination.

          9.     Miscellaneous.
                 -------------

                 (a) Legends on Certificates.  Any and all certificates now or
                     -----------------------
hereafter issued evidencing shares of Common Stock shall have endorsed upon them a legend substantially as follows:

                 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN STOCK SUBSCRIPTION AGREEMENT DATED AS OF APRIL 7, 1998 BY AND BETWEEN RIVER HOLDING CORP. AND THE ORIGINAL PURCHASER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF RIVER HOLDING CORP."

Such certificates shall also bear such legends and shall be subject to such restrictions on transfer as may be necessary to comply with all applicable federal and state securities laws and regulations.

                 (b) Further Assurances.  Each party hereto agrees to perform
                     ------------------
any further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement.

                 (c) Notices.  Except as otherwise provided herein, all notices,
                     -------
requests, demands and other communications under this Agreement shall be in writing, and if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) a party may designate for itself by like notice):

               If to Holding:

                    River Holding Corp.
                    c/o Freeman Spogli & Co. Incorporated
                    599 Lexington Avenue, Suite 1800
                    New York, New York 10022

               If to the FS Entities:

                    Freeman Spogli & Co. Incorporated
                    599 Lexington Avenue, Suite 1800
                    New York, New York 10022

               If to Purchaser:

                    ______________________________
                    ______________________________
                    ______________________________


                 (d) Amendments.  This Agreement may be amended only by a
                     ----------
written agreement executed by both of the parties hereto and the FS Entities.

                 (e) Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the State of Delaware.

                 (f) Disputes.  In the event of any dispute among the parties
                     --------
arising out of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party including, without limitation, reasonable attorneys' fees and expenses.

                 (g) Entire Agreement.  This Agreement and the instruments and
                     ----------------
agreements referenced herein constitute the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersede any and all prior agreements, whether written or oral, relating hereto.

                 (h) Recapitalizations or Exchanges Affecting Holding's Capital
                     ----------------------------------------------------------
Stock. The provisions of this Agreement shall apply to any and all shares of
-----
capital stock or other securities of Holding or any successor or assign of Holding which may be issued in respect of, in exchange for or in substitution of, the Shares by reason of any stock dividend, stock split, reverse split, recapitalization, reclassification, combination, merger, consolidation or otherwise, including as contemplated by Section 7.4 of the Shareholders Agreement, and such shares or other securities shall be encompassed within the term "Shares" for purposes of this Agreement.

                 (i) No Rights.  Nothing in this Agreement shall affect in any
                     ---------
manner whatsoever the rights of Holding or any of its Subsidiaries to terminate Purchaser's employment or other relationship for any reason, with or without Cause, subject to the terms and conditions of any agreement to which Purchaser may be a party.

                 (j) Disclosure.  Holding shall have no duty or obligation to
                     ----------
affirmatively disclose to Purchaser, and Purchaser shall have no right to be advised of, any material non-public information regarding Holding or any of its Subsidiaries at any time prior to, upon or in connection with Holding's repurchase of the Shares under this Agreement at or after the cessation or termination of Purchaser's employment or other relationship with Holding and/or any of its Subsidiaries.

                 (k) Successors and Assigns.  Holding may assign with absolute
                     ----------------------
discretion any or all of its rights and/or obligations and/or delegate any of its duties under this Agreement to any of its affiliates, successors and/or assigns and this Agreement shall inure to the benefit of, and be binding upon, such respective affiliates, successors and/or assigns of Holding in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto. Without limiting the foregoing, Holding may assign the Repurchase Option and/or the right of first refusal provided for in Sections 3 and 4 of this Agreement, respectively, to any nominee, affiliate, successor and/or assign. The FS Entities may assign its rights under Section 6 to any of its permitted transferees (as defined in the Shareholders Agreement) or to a purchaser of shares of Common Stock then owned by the FS Entities. Purchaser may not assign any or all of its rights and/or obligations and/or delegate any or all of its duties under this Agreement without the prior written consent of Holding and the FS Entities.

                 (l) Headings.  Introductory headings at the beginning of each
                     --------
section and subsection of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section and subsection of this Agreement.

                 (m) Counterparts.  This Agreement may be executed in two
                     ------------
counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         HOLDING:

                         RIVER HOLDING CORP.



                         By:  ________________________________
                              Name:
                              Title:


                         PURCHASER:



                         _______________________________________


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